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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in this Registration Statement of SITEL Corporation on Form S-3 (File No. 333-28131) of our report dated June 24, 1996 on our audit of the financial statements of Teleaction, S.A. as of December 31, 1994 and 1995, and for each of the three years ended December 31, 1995 which report appeared in the Proxy Statement of SITEL Corporation filed July 29, 1996.



Arthur Andersen
Madrid, Spain
July 10, 1997